EXHIBIT 10.1
DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT
     This Director and Officer Indemnification Agreement, entered into as of June 30, 2006 (this “Agreement”), is made by and between PolyOne Corporation, an Ohio corporation (the “Company”), and [Name of the Indemnitee] (the “Indemnitee”), a director and/or officer of the Company.
RECITALS:
     A. The Indemnitee is currently serving as a director and/or officer of the Company, and the Company desires that the Indemnitee continue serving in such capacity. The Indemnitee is willing, subject to certain conditions, including the execution and performance of this Agreement by the Company, to continue serving in such capacity.
     B. In addition to the indemnification to which the Indemnitee is entitled under the Amended Articles of Incorporation of the Company (the “Articles”) and the Regulations of the Company (the “Regulations”), the Company has obtained, at its sole expense, insurance protecting the Company and its officers and directors, including the Indemnitee, against certain losses arising out of any threatened, pending or completed action, suit, proceeding or claim to which such persons may be made or are threatened to be made parties.
AGREEMENT:
     NOW, THEREFORE, in order to induce the Indemnitee to continue to serve in his current capacity, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee agree as follows:
     1. Certain Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the following meanings when used in this Agreement with initial capital letters:
          (a) “Board” means the Board of Directors of the Company.
          (b) “Change in Control” has the meaning ascribed thereto in the form of the Management Continuity Agreement by and between the Company and certain of its directors and officers, as it may be amended from time to time and referenced in the exhibit list of the Company’s most recent Annual Report on Form 10-K (the “Management Continuity Agreement”).
          (c) “Exchange Act” means the Securities Exchange Act of 1934.
          (d) “Incumbent Board” has the meaning ascribed thereto in the Management Continuity Agreement.
          (e) “Independent Counsel” means nationally recognized legal counsel designated for such purpose by the Indemnitee and reasonably acceptable to a majority of the members of the Incumbent Board, even if less than a quorum, which shall not be an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services (in each case in the past five years) for (x) the Company, (y) any person who may be indemnified in such action, suit, proceeding or claim, or (z) any holder of 5% or more of the then outstanding shares of any class of the Company’s voting stock.
          (f) “ORC” means the Ohio Revised Code.
     2. Continued Service. The Indemnitee shall serve or continue to serve as a director and/or officer of the Company so long as he is duly elected in accordance with the Regulations or until he resigns in writing or is removed from office in accordance with applicable law.
     3. Initial Indemnity. (a) The Company shall indemnify the Indemnitee if or when he is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all costs, charges, expenses (including fees and expenses of attorneys or others; all such costs, charges and expenses being herein jointly referred to as “Expenses”), judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection therewith, including any appeal of or from any judgment or decision, (i) in the case of an Indemnitee that is a director of the Company, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (ii) in the case of an Indemnitee that is an officer of the Company but not a director of the Company, if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. In addition, with respect to any criminal action or proceeding, indemnification hereunder shall be made only if the Indemnitee had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, proceeding or claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing applicable standard of conduct.
          (b) The Company shall indemnify the Indemnitee if or when he is a party or is threatened to be made a party, to any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, against any and all Expenses, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection therewith, including any appeal of or from any judgment or decision, (i) in the case of an Indemnitee that is a director of the Company, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (ii) in the case of an Indemnitee that is an officer of the Company but not a director of the Company, if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing provisions of this Section 3(b), no indemnification pursuant to this Section 3(b) shall be made (A) in the case of an Indemnitee that is an officer but not a director of the Company, in respect of any claim, issue or matter as to which the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the court of common pleas or other court in which such action, suit, proceeding or claim was brought determines, notwithstanding any adjudication of liability, that in view of all the circumstances of the case the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses, judgments, fines and amounts paid in settlement as such court of common pleas or other court shall deem proper, or (B) in the case of an Indemnitee that is a director of the Company, in respect of any action, suit, proceeding or claim in which the only liability asserted against the Indemnitee is pursuant to Section 1701.95 of the ORC.
          (c) Any indemnification under Section 3(a) or Section 3(b) (unless ordered by the court in which such action, suit, proceeding or claim was brought) shall be made by the Company only upon a determination relating to the specific case that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 3(a) or Section 3(b). Prior to a Change in Control, such determination shall be made (i) by the Board by a majority vote or consent of a quorum consisting of directors who were not and are not parties to or threatened with such action, suit, proceeding or claim (“Disinterested Directors”) or (ii) if such a quorum of Disinterested Directors is not available or if a majority of such quorum so directs, by Independent Counsel in a written opinion to the Board (with a copy to the Indemnitee; provided, however, that if the Indemnitee is no longer serving as a director of the Company or as an officer of the Company at the time that such action, suit, proceeding or claim is initiated, then such determination shall be made by Independent Counsel in a written opinion to the Board (with a copy to the Indemnitee), unless the Indemnitee shall have elected in writing to have such determination made by a majority vote or consent of a quorum of Disinterested Directors, in which case such determination shall be made by such quorum of Disinterested Directors. Following a Change in Control, such determination shall be made by Independent Counsel in a written opinion to the Board (with a copy to the Indemnitee), unless the Indemnitee shall have elected in writing to have such determination made by a majority vote or consent of a quorum consisting of Disinterested Directors, in which case such determination shall be made by such quorum of Disinterested Directors.
          (d) To the extent that the Indemnitee has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit, proceeding or claim referred to in Section 3(a) or Section 3(b), or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually incurred by him in connection therewith.

          (e) Expenses actually incurred by the Indemnitee in defending any action, suit, proceeding or claim referred to in Section 3(a) or Section 3(b), or in defense of any claim, issue or matter therein, shall be paid by the Company as they are incurred in advance of the final disposition of such action, suit, proceeding or claim under the procedure set forth in Section 5(b).
          (f) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, member, manager or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and the word including is used by way of illustration only and not by way of limitation.
          (g) No amendment to the Articles or the Regulations may deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Regulations, the ORC or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment was approved by the shareholders of the Company. In the event that the Company shall purport to adopt any amendment to its Articles or Regulations or take any other action the effect of which is to deny, diminish or encumber the Indemnitee’s rights to indemnity pursuant to the Articles, the Regulations, the ORC or any such other law, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof.
     4. Additional Indemnification. (a) Pursuant to Section 1701.13(E)(6) of the ORC, without limiting any right which the Indemnitee may have pursuant to Section 3 or any other provision of this Agreement or the Articles, the Regulations, the ORC, any policy of insurance or otherwise, but subject to any limitation on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity hereunder and subject to the following provisions of this Section 4, the Company shall indemnify the Indemnitee against any amount which he is or becomes obligated to pay relating to or arising out of any claim made against him because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, that he commits, suffers, permits or acquiesces in while acting in his capacity as a director and/or officer of the Company or at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise. The payments which the Company is obligated to make pursuant to this Section 4 shall include any and all Expenses, judgments, fines and amounts paid in settlement, actually incurred by the Indemnitee in connection therewith including any appeal of or from any judgment or decision; provided, however, that the Company shall not be obligated under this Section 4 to make any payment in connection with any claim against the Indemnitee:
     (i) to the extent of any fine or similar governmental imposition which the Company is prohibited by applicable law from paying (as determined by final order of a court of competent jurisdiction); or

     (ii) to the extent based upon or attributable to the Indemnitee having actually realized a personal profit to which he was not legally entitled, including profit (A) from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Exchange Act and (B) arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.
          (b) A determination as to whether the Indemnitee shall be entitled to indemnification under this Section 4 shall be made in accordance with Section 5(a). Expenses incurred by the Indemnitee in defending any claim to which this Section 4 applies shall be paid by the Company as they are actually and reasonably incurred in advance of the final disposition of such claim under the procedure set forth in Section 5(b).
     5. Certain Procedures Relating to Indemnification. (a) For purposes of pursuing his rights to indemnification under Section 4, the Indemnitee shall (i) submit to the Board a sworn statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (the “Indemnification Statement”) averring that he is entitled to indemnification hereunder and (ii) present to the Company evidence in reasonable detail of all amounts for which indemnification is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification hereunder, and the Company shall, within 30 calendar days after submission of the Indemnification Statement, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless (A) within such 30-calendar-day period by the vote or consent of a majority of the members of the Incumbent Board, even if less than a quorum, shall determine that the Indemnitee is not entitled to indemnification under Section 4, (B) such vote shall be based upon clear and convincing evidence sufficient to rebut the foregoing presumption, and (C) the Company shall notify the Indemnitee within such period of such vote, which notice shall disclose with particularity the evidence upon which the vote is based. The foregoing notice shall be sworn to by each member of the Incumbent Board who participated in the vote and voted to deny indemnification. The provisions of this Section 5(a) are intended to be procedural only and shall not affect the right of the Indemnitee to indemnification under Section 4 so long as the Indemnitee follows the prescribed procedure, and any determination by a majority of the members of the Incumbent Board that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to de novo judicial review by any court of competent jurisdiction.
          (b) For purposes of obtaining payments of Expenses in advance of final disposition pursuant to Section 3(e) or the last sentence of Section 4(b), the Indemnitee shall submit to the Company a sworn request for advancement of Expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the “Undertaking”), averring that he has incurred or in good faith expects to incur actual Expenses in defending an action, suit, proceeding or claim referred to in Section 3(a) or Section 3(b) or any claim referred to in Section 4, or pursuant to Section 11. Unless determined in a final order of a court of competent jurisdiction to be prohibited from payment at the time of the Indemnitee’s act or omission at issue, or unless the only liability asserted against the Indemnitee in the subject action, suit, proceeding or claim is pursuant to ORC Section 1701.95, the Indemnitee shall be eligible to execute Part A of the Undertaking by which he undertakes to: (i) (A) in the case of an Indemnitee that is a director of the Company, repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the Indemnitee’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (B) in the case of an Indemnitee that is an officer of the Company but not a director of the Company, (1) repay such amount if (x) with respect to any action, suit, proceeding or claim (other than an action by or in the right of the Company) brought against the Indemnitee by reason of the fact that the Indemnitee is or was an officer of the Company for which the Indemnitee has received advancement of Expenses, it is determined that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or (y) with respect to any action, suit, proceeding or claim brought against the Indemnitee by or in the right of the Company for which the Indemnitee has received advancement of Expenses, the Indemnitee is adjudged to be liable for negligence or for misconduct in the performance of his duty to the Company and the court has not determined that the Indemnitee is entitled to indemnification and (ii) reasonably cooperate, at the Company’s sole cost and expense, with the Company concerning the action, suit, proceeding or claim. In all cases, the Indemnitee shall be eligible to execute Part B of the Undertaking by which he undertakes to repay such amount if it ultimately is determined by a final order of a court of competent jurisdiction that he is not entitled to be indemnified by the Company under this Agreement or otherwise. In the event that the Indemnitee is eligible to and does execute both Part A and Part B of the Undertaking, the Expenses which are paid by the Company pursuant thereto shall be required to be repaid by the Indemnitee only if he is required to do so under the terms of both Part A and Part B of the Undertaking. Upon receipt of the Undertaking, the Company shall thereafter promptly pay such Expenses of the Indemnitee as are noticed to the Company in reasonable detail arising out of the matter described in the Undertaking. No security shall be required in connection with any Undertaking.
     6. Limitation on Indemnity. Notwithstanding anything in this Agreement to the contrary, (a) the Company shall not be required hereby to indemnify the Indemnitee with respect to any action, suit, proceeding or claim that was initiated by the Indemnitee prior to a Change in Control, unless the initiation by the Indemnitee of such action, suit, proceeding or claim shall have been approved in advance by the vote or consent of a majority of the members of the Incumbent Board, even if less than a quorum, and (b) the Company shall not be required hereby to indemnify the Indemnitee with respect to any action, suit, proceeding or claim that was initiated by the Indemnitee following a Change in Control unless the initiation by the Indemnitee of such action, suit, proceeding or claim was (i) to enforce any rights to indemnification arising hereunder but relates to any action, suit, proceeding or claim initiated by or on behalf of the Company or any third party prior to a Change in Control, (ii) authorized by an agreement other than this Agreement entered into prior to a Change in Control to which the Company is a party whether heretofore or hereafter entered, (iii) otherwise ordered by the court in which the suit was brought.
     7. Subrogation; Duplication of Payments. (a) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that such subrogation shall be subject to the Company executing an instrument in writing satisfactory to the Indemnitee in his discretion under which the Company agrees to fully indemnify, defend and hold harmless the Indemnitee from any Expense or other liability that may arise therein or therefrom.
          (b) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Regulations or otherwise) of the amounts otherwise payable hereunder without any reservation of rights or other claim for potential disgorgement thereof, as determined by the Indemnitee in good faith.
     8. Defense of Claims. The Company shall be entitled to participate in the defense of any threatened or pending action, suit, proceeding or claim in respect of which the Indemnitee requests indemnification hereunder or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if the Indemnitee believes, after consultation with counsel selected by the Indemnitee, that (a) the use of counsel chosen by the Company to represent the Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such action, suit, proceeding or claim (including any impleaded parties) include both the Company and the Indemnitee and the Indemnitee shall conclude that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing or (d) any such representation could be reasonably expected to increase the Indemnitee’s risk of liability, then the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular action, suit, proceeding or claim) at the Company’s expense. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending action, suit, proceeding or claim to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit, proceeding or claim. The Indemnitee shall not unreasonably withhold its consent to any proposed settlement, provided that the Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.
     9. Liability Insurance. For the duration of the Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as the Indemnitee shall be subject to any pending or possible action, suit, proceeding or claim of the type described in Section 3 or any pending or possible claim of the type described in Section 4, the Company shall cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Company shall provide the Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide the Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (a) without the prior approval thereof by the vote or consent of a majority of the members of the Incumbent Board, even if less than a quorum or (b) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no directors that are members of the Incumbent Board, without the prior written consent of the Indemnitee. In all policies of directors’ and officers’ liability insurance obtained by the Company, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy.
     10. Shareholder Ratification. The Company may, at its option, propose at any future meeting of shareholders of the Company that this Agreement be ratified by the shareholders of the Company; provided, however, that the Indemnitee’s rights hereunder shall be fully enforceable in accordance with the terms of this Agreement whether or not such ratification is sought or obtained.
     11. Fees and Expenses of Enforcement. It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person or entity initiates any litigation or other legal action to declare this Agreement void or unenforceable or to deny to, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation and prosecution by the Indemnitee of any litigation or other legal action to enforce his rights under this Agreement or in connection with the defense by the Indemnitee of any litigation or other legal action initiated by the Company or any other person or entity to declare this Agreement void or unenforceable or to deny to, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges, and expenses, including fees and expenses of attorneys and others, reasonably incurred by the Indemnitee in connection with any litigation or other legal action referred to in the immediately preceding sentence of this Section 11. In addition, the Company shall pay and be solely responsible for the fees and expenses of any Independent Counsel.
     12. Merger or Consolidation. In the event that the Company shall be a constituent corporation in a consolidation, merger, or other reorganization, the Company, if it shall not be the surviving, resulting, or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting, or acquiring corporation agree to assume all of the obligations of the Company hereunder and to indemnify the Indemnitee to the full extent provided herein. Whether or not the Company is the resulting, surviving, or acquiring corporation in any such transaction, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving, or acquiring corporation as he would have with respect to the Company if its separate existence had continued.

     13. Non-Exclusivity; Nontransferability. The rights to indemnification provided by this Agreement shall not be exclusive of any other rights of indemnification to which the Indemnitee may be entitled under the Articles, the Regulations, the ORC or any other applicable statute, any insurance policy, other agreement or vote of shareholders or directors or otherwise, as to any actions or failures to act by the Indemnitee, and shall continue after he has ceased to be a director, officer, employee or agent of the Company or other entity for which his service gives rise to a right hereunder, and shall inure to the benefit of his heirs, executors and administrators. For the avoidance of doubt, limitations on indemnification under any such other agreement or right will not affect the parties’ relative rights hereunder. Except as provided in Section 13, the rights to indemnification provided by this Agreement are personal to the Indemnitee and are non-transferable by the Indemnitee, and no party other than the Indemnitee is entitled to indemnification under this Agreement.
     14. Severability. If any provision of this Agreement or the application of any provision of this Agreement to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     15. Security. To ensure that the Company’s obligations pursuant to this Agreement can be enforced by the Indemnitee, the Company may, at its option, establish a trust pursuant to which the Company’s obligations pursuant to this Agreement and other similar agreements can be funded.
     16. Notices. All notices and other communications hereunder shall be in writing and shall be personally delivered or sent by recognized overnight courier service (a) if to the Company, to the then-current principal executive offices of the Company (Attention: General Counsel) or (b) if to the Indemnitee, to the last known address of the Indemnitee as reflected in the Company’s records. Either party may change its address for the delivery of notices or other communications hereunder by providing notice to the other party as provided in this Section 16. All notices shall be effective upon actual delivery by the methods specified in this Section 16.
     17. Effectiveness; Governing Law. This Agreement shall be deemed to be effective as of May 25, 2006 and shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
     18. Modification. This Agreement and the rights and duties of the Indemnitee and the Company hereunder may be modified only by an instrument in writing signed by both parties hereto.
     19. References. References to Sections and Exhibits in this Agreement are references to Sections of and Exhibits to this Agreement unless otherwise specified.
     20. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all counterparts together will constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

POLYONE CORPORATION

By:
Name:
Title:

[Signature of the Indemnitee]

Exhibit 1
INDEMNIFICATION STATEMENT

STATE OF	)

	)	SS
COUNTY OF	)
     I,                     , being first duly sworn, do depose and say as follows:
     1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement, dated                     , 20___ (the “Indemnification Agreement”), between PolyOne Corporation, an Ohio corporation (the “Company”), and the undersigned.
     2. I am requesting indemnification against costs, charges, expenses (which may include fees and expenses of attorneys and/or others), judgments, fines and amounts paid in settlement (collectively, “Liabilities”), which have been actually and reasonably incurred by me in connection with a claim referred to in Section 4 of the Indemnification Agreement.
     3. With respect to all matters related to any such claim, I am entitled to be indemnified as herein contemplated pursuant to the Indemnification Agreement.
     4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of

.

[Signature of the Indemnitee]
     Subscribed and sworn to before me, a Notary Public in and for said County and State, this                      day of                     , 20___.

[Seal]
     My commission expires the                     day of                     , 20___.

Exhibit 2
UNDERTAKING

STATE OF	)

	)	SS
COUNTY OF	)
     I,                                                                                  , being first duly sworn, do depose and say as follows:
     1. This Undertaking is submitted pursuant to the Indemnification Agreement, dated                      , 20___ (the “Indemnification Agreement”), between PolyOne Corporation, an Ohio corporation (the “Company”), and the undersigned.
     2. I am requesting payment of costs, charges and expenses which I have reasonably incurred or will reasonably incur in defending an action, suit, proceeding or claim, referred to in Section 3(a) or Section 3(b) or any claim referred to in Section 4, or pursuant to Section 11, of the Indemnification Agreement.
     3. The costs, charges, and expenses for which payment is requested are, in general, all expenses related to

.
          4. Part A1
     [Use this paragraph if the Indemnitee is a director of the Company] I hereby undertake to (a) repay all amounts paid pursuant hereto if it is proved by clear and convincing evidence in a court of competent jurisdiction that my action or failure to act which is the subject of the matter described herein involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (b) reasonably cooperate, at the Company’s sole cost and expense, with the Company concerning the action, suit, proceeding or claim.

1	The Indemnitee shall not be eligible to execute Part A of this Undertaking if, at the time of the Indemnitee’s act or omission at issue, the Amended Articles of Incorporation or the Regulations of the Company prohibit such advances by specific reference to the Ohio Revised Code (the “ORC”) Section 1701.13(E)(5)(a), or if the only liability asserted against the Indemnitee is in an action, suit, proceeding or claim on the Company’s behalf pursuant to ORC Section 1701.95. In the event that the Indemnitee is eligible to and does execute both Part A and Part B hereof, the costs, charges and expenses which are paid by the Company pursuant hereto shall be required to be repaid by the Indemnitee only if he is required to do so under the terms of both Part A and Part B hereof.

     [Use this paragraph if the Indemnitee is an officer of the Company but not a director of the Company] I hereby undertake to (a) repay all amounts paid pursuant hereto (i) with respect to any action, suit, proceeding or claim (other than an action by or in the right of the Company) brought against me by reason of the fact that I am or was an officer of the Company for which I received advancement of Expenses, it is determined that I did not act in good faith and in a manner which I reasonably believed to be in or not opposed to the best interests of the Company or (ii) with respect to any action, suit, proceeding or claim brought against me by or in the right of the Company for which I received advancement of Expenses, I am adjudged to be liable for negligence or for misconduct in the performance of my duty to the Company and the court has not determined that I am entitled to indemnification and (b) reasonably cooperate, at the Company’s sole cost and expense, with the Company concerning the action, suit, proceeding or claim.

[Signature of the Indemnitee]
          4. Part B
     I hereby undertake to repay all amounts paid pursuant hereto if it ultimately is determined that I am not entitled to be indemnified by the Company under the Indemnification Agreement or otherwise.

[Signature of the Indemnitee]
     Subscribed and sworn to before me, a Notary Public in and for said County and State, this                     day of                     , 20___.

[Seal]
     My commission expires the                     day of                      , 20___.